                                                                                                                                                                Exhibit 23.2

CONSENT FROM INDEPENDENT REIGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 15, 2007 included in the Annual Report on Form 10-KSB of Envirokare Tech, Inc. (the "Company") for the fiscal year ended December 31, 2006, as the same may be amended from time to time, into the Company's Registration Statement on Form S-8 filed on March 8, 2000 (File No. 333-31966) and the Company's Post Effective Amendment No. 1 to Registration Statement on Form S-8 filed on September 27, 2000 (File No. 333-31966).

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
March 28, 2008